EXECUTION VERSION

Brookdale Senior Living Inc.

Common Stock

__________

Underwriting Agreement

May 11, 2010

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Certain stockholders of Brookdale Senior Living Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”) propose severally and not jointly, subject to the terms and conditions set forth herein, to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) an aggregate of 10,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”).

1.      The Company represents and warrants to, and agrees with, each of the Selling Stockholders and the Underwriter that:

(a)        A registration statement on Form S-3 (File No. 333-159146), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriter and the Shares (within the meaning of Rule 430B(f)(2) under the Act (“Rule 430B(f)(2)”)) shall include the Rule 462(b) Registration Statement. The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Exchange Act, and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)        The Registration Statement has been declared effective by the Commission under the Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission;

(c)        The Prospectus, when filed, will conform in all material respects with the Act.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, conformed and will conform in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Act and at the Time of Delivery (as defined herein) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company (i) by the Underwriter, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11(c), or (ii) by the Selling Stockholders, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information described as such in Section 11(b).  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required;

(d)        The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(e)        For the purposes of this Agreement, the “Applicable Time” is 6:00p.m., New York City time, on May 11, 2010. The “Pricing Disclosure Package” shall mean (i) the Issuer Free Writing Prospectus listed on Schedule III(b) hereto and (ii) the information set forth on Schedule V relating to the number of Shares being sold and the price at which the Shares will be sold to the public.  As of the Applicable Time, the Pricing Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement that has not been superseded or modified, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company (i) by the Underwriter, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11(c), or (ii) by the Selling Stockholders, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information described as such in Section 11(b);

(f)        Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, assets or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(g)        The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as (A) are described in the Pricing Disclosure Package and the Prospectus, (B) do not, individually or in the aggregate, result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity, assets or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), or (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are described in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company that is listed on Schedule IV to this Agreement has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, as applicable;

(i)        The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)        [INTENTIONALLY OMITTED]

(k)        The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust, loan agreement, lease, sublease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (y) the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or (z) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (x) and (z) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body or any other third party is required for the sale of the Shares by the Selling Stockholders or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(l)        Neither the Company nor any of its subsidiaries is (x) in violation of its certificate of incorporation, by-laws, limited liability company operating agreement or partnership agreement, as applicable, or (y) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (x), but only with respect to subsidiaries of the Company, and clause (y) for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m)        The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions “Material U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders”, “Business -- Government Regulation”, “Business -- Environmental Matters” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(n)        Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company, any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings or any investigations are threatened or contemplated by governmental authorities or threatened by others;

(o)        The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)        The financial statements included in the Pricing Disclosure Package and the Prospectus (taken together with the related notes and schedules thereto) present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly, in all material respects, the information required to be stated therein;

(q)        Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and incorporated by reference in the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder;

(r)        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)        Since the date of the latest audited financial statements of the Company included in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)        Each of the Company and its subsidiaries (x) has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals

(each, an “Authorization”) of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to engage in the business currently conducted by it in the manner described in the Pricing Disclosure Package and the Prospectus; (y) all such Authorizations are valid and in full force and effect; and (z) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except, with respect to (x), (y) and (z), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no proceedings pending or, to the best of the Company’s knowledge, threatened, to revoke, cancel or terminate such Authorizations and applications and the Company is not aware of any basis on which such Authorizations could not be renewed or, in the case of applications, will not be issued without contest;

(v)        Each of the Company and its subsidiaries owns or possesses or has the right to use the licenses, material copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with its operations, except where the failure to own or possess or have the right to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing.  To the knowledge of the Company and its subsidiaries, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Pricing Disclosure Package does not infringe on the rights of any person;

(w)        All tax returns required to be filed by the Company and its subsidiaries in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith and except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect.  There are no tax returns of the Company or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which the Company or its subsidiaries has received notice), where the findings of such audit could reasonably be expected to result in a Material Adverse Effect.  All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or those that could not reasonably be expected to result in a Material Adverse Effect;

(x)        Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses which insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and its subsidiaries and their businesses;

(y)        Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission and such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described;

(z)        Each of the Company and its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any material liability; each of the Company and its subsidiaries has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any material liability, that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(aa)        Each of the Company and its subsidiaries is and has been in compliance with all applicable Environmental Laws (as defined below), except where failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the best of the Company’s knowledge, there has been no material seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying, dumping, disposing, or migrating or any threat thereof of any Hazardous Material (as defined below) on, in, under, or from any real property referred to in the Pricing Disclosure Package and the Prospectus which requires any disclosure, investigation, cleanup, remediation, monitoring, maintenance, abatement or deed or use restriction, or which will give rise to any other costs or liabilities to the Company or its subsidiaries under any Environmental Laws.  There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to interfere with or prevent compliance by the Company or its subsidiaries with Environmental Laws, or that could reasonably be expected to give rise to any material costs or liabilities, which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.  There are no judicial or administrative proceedings of an environmental nature pending, or to the best of the Company’s knowledge, threatened against the Company or its subsidiaries which could reasonably be expected to be material to the business or financial condition of the Company and its subsidiaries to involve potential damages, monetary sanctions, capital expenditures, deferred charges or charges to income exceeding ten percent of the current assets of the Company and its subsidiaries or to involve potential monetary sanctions of $100,000.00 or more.  None of the Company or its subsidiaries has received notice from any governmental agency or body or other person of any actual or alleged violation of or actual or alleged liability under any Environmental Law, and does not otherwise have knowledge of, any occurrence, condition or circumstance which, with notice, passage of time, or failure to act, would give rise to any claim or liability under or pursuant to any Environmental Law.  The Company or its subsidiaries, has not arranged for the disposal of any Hazardous Material at, or transported any Hazardous Material to, any site which could result in material liability for the Company or its subsidiaries.  The Company or its subsidiaries has not entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials.  As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including, but not limited to, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, asbestos, silica, mixed dust, petroleum or constituents thereof, bacteria, radon, mold or fungi) that is regulated by or may give rise to liability under any Environmental Law.  The Company has provided you copies of all materials and potentially material environmental studies, investigations, reports or assessments concerning the Company, or any currently or previously owned or leased properties within its possession or control.  In the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on its business, operations and  properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(bb)        At the time of filing the Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(cc)        There are no persons with registration or other similar rights to have any securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived;

(dd)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ee)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(ff)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.      The Selling Stockholders severally and not jointly represent and warrant to, and agree with, each of the Underwriter and the Company that:

(a)        This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)        The execution and delivery by such Selling Stockholder of, and the performance of such Selling Stockholder of its obligations under this Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein or by the Pricing Disclosure Package and the Prospectus will not contravene (i) any provision of applicable law, or the certificate of incorporation, bylaws or any other organizational or constitutive documents of such Selling Stockholder, (ii) any agreement or other instrument binding upon such Selling Stockholder or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except, with respect to clauses (ii) and (iii) above, such contraventions as would not have a material adverse effect on such Selling Stockholder and would not prevent or materially interfere with the consummation by such Selling Stockholder of the transactions contemplated hereby; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states or the laws of any foreign jurisdiction in connection with the offer and sale of the Shares and (ii) where the failure to obtain such consent approval, authorization, order or qualification, individually or in the aggregate, would not have a material adverse effect on such Selling Stockholder and would not prevent or materially interfere with the consummation of the transactions contemplated by this Agreement.

(c)        The Selling Stockholder has, and at the Time of Delivery, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (“UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(d)        With respect to any Shares delivered by the Selling Stockholder in certificated form endorsed to the Underwriter, delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, to the Underwriter without notice of an adverse claim.

(e)        The Registration Statement, at the time it became effective and at the date hereof, conformed in all material respects with the Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Act and at the Time of Delivery (as defined herein) did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the Applicable Time, the Pricing Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the

Registration Statement that has not been superseded or modified, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(e) are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus or any amendments or supplements thereto.

(f)        The Selling Stockholder has no knowledge of any material fact, condition or information not disclosed in the Pricing Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect.

(g)        The Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder are subject to the interests of the Underwriter and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement.  If such Selling Stockholder becomes incapacitated, or if any other event should occur affecting the legal status or capacity of such Selling Stockholder before the delivery of the Shares to be sold by such Selling Stockholder hereunder, the documents evidencing the Shares to be sold by such Selling Stockholder shall be delivered by such Selling Stockholder’s representative in accordance with the terms and conditions of this Agreement as if such event had not occurred.

Any certificate signed by any officer of a Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

3.      Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price per share of $18.36, all of the Shares.

4.      Upon the authorization by the Underwriter of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5.      (a)      The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depositary Trust Company for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Underwriter at least twenty-four hours in advance.  The Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging prior to the Time of Delivery (as defined below) with respect thereto at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York time, on May 17, 2010 or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing.  Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)      The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 10 hereof, will be delivered at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day (as defined herein) next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6.      Company Agreements.  The Company agrees with each of the Selling Stockholders and the Underwriter:

(a)      To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement, Pricing Disclosure Package or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

(b)      Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)      Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Act is given), not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, give the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)      To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)      During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Initial Lock-Up Period”), not to file any registration statement on behalf of Fortress Investment Group LLC or any of their respective affiliates and not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than (i) pursuant to the Company’s Omnibus Stock Incentive Plan or any other stock incentive or purchase plans existing on the date of this Agreement or approved by the Company’s shareholders after the date hereof, or pursuant to any registration statement on Form S-8, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and (ii) the issuance of shares of Common Stock in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity; provided, however, that, (y) the aggregate market value of all such shares may not exceed $100 million and (z) prior to the issuance of such shares, each recipient of such shares shall agree in writing with you, in an agreement in the form to be agreed to by you, not to sell, offer, dispose or otherwise transfer any such shares or options during such 60-day period, without your prior written consent), without the prior written consent of the Underwriter; provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; the Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the Initial Lock-Up Period;

(f)      Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to the Company’s stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date hereof), to make available to the Company’s stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)      Unless otherwise publicly available in electronic format on the website of the Company or the Commission, during a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to the Company’s stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than such reports and financial statements that are publicly available on the Commission’s EDGAR system; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h)      To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(i)      If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(j)      Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

7.      Selling Stockholders Agreements.  The Selling Stockholders severally and not jointly agree with the Underwriter that:

(a)      The Selling Stockholder shall execute and deliver to the Underwriter, a lock-up agreement in the form attached hereto as Annex I which shall be in full force and effect.

(b)      In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(c)      The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(d)      The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Issuer Free Writing Prospectus which in each case comes to the attention of such Selling Stockholder.

(e)      The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Issuer Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

(f)      The Selling Stockholder will comply with the agreement contained in Section 9.

8.      Additional Agreements of the Company and the Underwriter.

(a)      The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule III(a) or Schedule III(b) hereto;

(b)      The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11(c).

9.      The Company and each Selling Stockholder covenant and agree with one another and with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing any Agreement with the Underwriter, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 8(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; and (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; and (b) the Company will pay or cause to be paid:  (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar and (iii) all other costs and expenses incident to the performance of the obligations of the Company and each Selling Stockholder hereunder which are not otherwise specifically provided for in this Section 9 (other than the underwriting discounts and commissions and transfer taxes, if any, relating to the sale of Shares by each Selling Stockholder, which amounts shall be paid by each such Selling Stockholder).  It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 9, and Sections 11 and 14 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10.      The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery by the Selling Stockholders, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433;  if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Willkie Farr & Gallagher LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you (i) their written opinion as counsel for the Company (a draft of such opinion is attached as Annex II(b)(i)); (ii) the tax opinion as special tax counsel for the Company (a draft of such opinion is attached as Annex II(b)(ii)), and (iii) the negative assurance letter as counsel for the Company (a draft of such letter is attached as Annex II(b)(iii)), in each case dated the Time of Delivery, in form and substance satisfactory to you;

(d)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

(e)  (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity, assets or results of operations of the Company or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(f)          On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)          The Company has obtained and delivered to the Underwriter executed copies of a lock-up agreement from each of the directors of the Company, the executive officers of the Company and (i) Fort GB Holdings LLC, (ii) FABP (GAGACQ) LP, (iii) Fortress Investment Fund IV (Fund A) L.P., (iv) Fortress Investment Fund IV (Fund B) L.P., (v) Fortress Investment Fund IV (Fund C) L.P., (vi) Fortress Investment Fund IV (Fund D) L.P., (vii) Fortress Investment Fund IV (Fund E) L.P., (viii) Fortress Investment Fund IV (Fund F) L.P., (ix) Fortress Investment Fund IV (Fund G) L.P., (x) Fortress Investment Fund IV (Coinvestment Fund A) L.P., (xi) Fortress Investment Fund IV (Coinvestment Fund B) L.P., (xii) Fortress Investment Fund IV (Coinvestment Fund C) L.P., (xiii) Fortress Investment Fund IV (Coinvestment Fund D) L.P., (xiv) Fortress Investment Fund IV (Coinvestment Fund F) L.P., (xv) Fortress Investment Fund IV (Coinvestment Fund G) L.P., (xvi) Fortress RIC Coinvestment Fund LP, (xvii) Drawbridge DSO Securities LLC, and (xviii) Drawbridge OSO Securities LLC, in the form attached hereto as Annex I which shall be in full force and effect;

(i)          The Shares at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)          The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)          The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of each Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and each Selling Stockholder herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 10;

(l)          T. Andrew Smith, Executive Vice President, Secretary and General Counsel of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated the Time of Delivery, in form and substance satisfactory to you; and

(m)          David Brooks, General Counsel of the Selling Stockholders, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(e) hereto), dated the Time of Delivery, in form and substance satisfactory to you.

11.        (a)  The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 11(c).

(b)          Each Selling Stockholder will severally and not jointly indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder concerning such Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; provided, further, that the indemnification and contribution liabilities of such Selling Stockholder pursuant to this Agreement shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price per share of the Shares as set forth in the Prospectus.  The written information furnished to the Company by such Selling Stockholder concerning such Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus is the information regarding such Selling Stockholder set forth in the table appearing under the heading "Selling Stockholders" and footnote 4 thereto.

(c)          The Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or a Selling Stockholder by the Underwriter expressly for use therein; and will reimburse the Company or a Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each Selling Stockholder hereby acknowledges that the only information that the Underwriter has furnished to the Company or such Selling Stockholder for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, are the statements in the first and second sentence of the fourth paragraph (relating to concessions and reallowances) and the second sentence of the eleventh paragraph and the twelfth paragraph (related to price stabilization, short sales and purchase to cover positions to cover positions created by short sales) under the caption “Underwriting” in the Prospectus.

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)          The obligations of the Company and each Selling Stockholder under this Section 11 shall be in addition to any liability which the Company and such Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 11 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

12.           The respective indemnities, agreements, representations, warranties and other statements of the Company, each Selling Stockholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, or a Selling Stockholder, and shall survive delivery of and payment for the Shares.

13.      If for any reason any Shares are not delivered by or on behalf of a Selling Stockholder as provided herein, such Selling Stockholder will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Selling Stockholders shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Sections 9 and 11 hereof.

14.      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile:  (646) 855 3073, Attention: Syndicate Department, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Facsimile:  (212) 230-8730, Attention:  ECM Legal; with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10012, attention: Steven A. Seidman and Cristopher Greer; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, attention: Joseph Coco.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  Notices to the Selling Stockholders shall be given as set forth under the name of such Selling Stockholder on Schedule 2 hereto.

15.      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, each Selling Stockholder and, to the extent provided in Sections 11 and 12 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter or any Selling Stockholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.      Each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between each Selling Stockholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) each Selling

Stockholder has consulted its own legal and financial advisors to the extent deemed appropriate.  Each Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.      Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.      Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Stockholders and the Underwriter plus one for each counsel, if any counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriter, each Selling Stockholder and the Company.

Very truly yours,

FORT GB HOLDINGS LLC

By:	/s/ Randal Nardone
	Name:	Randal Nardone
	Title:	Chief Operating Officer

FABP (GAGACQ) LP

By:	Fortress Fund MM II LLC, its General Partner

By:	/s/ Randal Nardone
	Name:	Randal Nardone
	Title:	Chief Operating Officer

DRAWBRIDGE DSO SECURITIES LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

DRAWBRIDGE OSO SECURITIES LLC

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

/s/ Wesley Edens
Name:	Wesley Edens

/s/ Randal Nardone
Name:	Randal Nardone

/s/ Robert Kauffman
Name:	Robert Kauffman

BROOKDALE SENIOR LIVING INC.

By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel and Secretary

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

By:	/s/ James P. Cooney Jr.
	Name:	James P. Cooney Jr.
	Title:	Managing Director

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	10,000,000

Total	10,000,000

SCHEDULE II

Selling Stockholder	Total Number of Shares to be Sold

Fort GB Holdings LLC	6,353,246
FABP (GAGACQ) LP	362,284
Drawbridge DSO Securities LLC	74,436
Drawbridge OSO Securities LLC	10,740
Wesley Edens	1,114,785
Randal Nardone	1,072,933
Robert Kauffman	1,011,576

Total	10,000,000

SCHEDULE III(a)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

N/A

SCHEDULE III(b)

Issuer Free Writing Prospectuses Included in the Pricing Disclosure Package

N/A

SCHEDULE IV

Subsidiaries of the Company

1.  Brookdale Senior Living Inc.
2.  Brookdale Living Communities, Inc.
3.  FEBC-ALT Investors, LLC
4.  FEBC-ALT Holdings Inc.
5.  Brookdale Senior Living Communities, Inc.
6.  Fortress CCRC Acquisition LLC
7.  American Retirement Corporation
8.  ARC Brandywine, L.P.
9.  ARC Management, LLC
10.  Lake Seminole Square Management Company, Inc.
11.  ARCLP Charlotte, LLC
12.  AH Battery Park Owner, LLC
13.  AHC Purchaser, Inc.

SCHEDULE V

Pricing Information

Number of shares	10,000,000
Price per share	$18.60

ANNEX I

Form of Lock-Up Agreement

ANNEX II(a)

Opinion of Willkie Farr & Gallagher LLP

ANNEX II(b)(i)

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

ANNEX II(b)(ii)

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

ANNEX II(b)(iii)

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

ANNEX II(d)

Opinion of T. Andrew Smith

ANNEX II(e)

Opinion of David Brooks

ANNEX III

Ernst & Young LLP Comfort Letter